SUB-ITEM 77K: Changes in registrant's certifying accountant

On May 1, 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent accountant for the Fifth Third Funds
(the "Funds"). Andersen was previously engaged as the accountant to audit the Funds' financial statements.

Andersen issued reports on the financial statements as of July 31, 2001 and 2000 for Fifth Third Mid Cap Fund,
Fifth Third Technology Fund, Fifth Third Pinnacle Fund,
Fifth Third Quality Growth Fund, Fifth Third Equity Income Fund, Fifth Third Balanced Fund, Fifth Third International Equity Fund, Fifth Third Ohio Municipal Bond Fund, Fifth Third U.S. Government Bond Fund, Fifth Third Prime Money Market Fund, Fifth Third U.S. Treasury Money Market Fund, Fifth Third Government Money Market Fund and Fifth Third Municipal Money Market Fund. Andersen issued reports on the financial statements as of July 31, 2001 for the Fifth Third Large Cap Core Fund (formerly Kent Growth and Income
Fund), Fifth Third Equity Index Fund (formerly Kent Index Equity Fund), Fifth Third Small Cap Growth Fund (formerly Kent Small Company Growth Fund), Fifth Third International GDP Fund (formerly Kent International Growth Fund), Fifth Third Bond Fund (formerly Kent Income Fund), Fifth Third Intermediate Bond Fund (formerly the Kent Intermediate Bond
Fund), Fifth Third Short Term Bond Fund (formerly Kent
Short Term Bond Fund), Fifth Third Municipal Bond Fund (formerly Kent Tax-Free Income), Fifth Third Intermediate Municipal Bond Fund (formerly Kent Intermediate Tax-Free
Fund), Fifth Third Michigan Municipal Bond Fund (formerly Kent Michigan Municipal Bond Fund), Fifth Third Institutional Government Money Market Fund (formerly Kent Government
Money Market Fund), Fifth Third Michigan Municipal Money Market Fund (formerly Kent Michigan Municipal Money Market
Fund) (the "Kent Funds"). Andersen issued reports on the financial statements as of December 31, 2001 for Fifth Third Micro Cap Value Fund, Fifth Third Multi Cap Value Fund,
Fifth Third Strategic Income Fund and Fifth Third Worldwide Fund. Such reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

At no time preceding the dismissal of Andersen were there any disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. At no time preceding the dismissal of Andersen did any of the events enumerated in paragraphs (1)(v)(A) through (D) of Item
304(a) of Regulation S-K occur.

The decision to change accountants from Andersen to PricewaterhouseCoopers LLP ("PwC") was recommended by the Funds' Audit Committee and approved by the Funds' Board of Trustees.

McCurdy & Associates CPA's Inc. ("McCurdy") issued reports on the financial statements as of December 31, 2000 for Fifth Third Micro Cap Value Fund (formerly Fifth
Third/Maxus Aggressive Value Fund), Fifth Third Multi Cap
Value Fund (formerly Fifth Third/Maxus Equity Fund),
Fifth Third Strategic Income Fund (formerly Fifth
Third/Maxus Income Fund) and Fifth Third Worldwide Fund
(formerly Fifth Third/Maxus Laureate Fund). Such reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

McCurdy was dismissed as independent accountant for the Fifth Third Multi Cap Value Fund (formerly Fifth Third/Maxus Equity Fund), Fifth Third Worldwide Fund (formerly Fifth Third/Maxus Laureate Fund) and the Fifth Third Micro Cap Value Fund (formerly Fifth Third/Maxus Aggressive Value
Fund),upon completion of the merger of these funds into the Fifth Third Funds on August 13, 2001. McCurdy was dismissed as independent accountant for the Fifth Third Strategic Income Fund (formerly Fifth Third/Maxus Income Fund) upon completion of the merger of this fund into the Fifth Third Funds on October 22, 2001. The Fifth Third Funds' Board of Trustees approved the engagement of Andersen as the accountant for the Funds as of the completion of the merger.

At no time preceding the dismissal of McCurdy were there any disagreements with McCurdy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McCurdy, would have caused it to make reference to the subject matter of the disagreements in connection with its report. At no time preceding the dismissal of McCurdy did any of the events enumerated in paragraphs (1)(v)(A) through (D) of Item
304(a) of Regulation S-K occur.

KPMG LLP ("KPMG") issued reports on the financial statements as of December 31, 2000 for the Fifth Third Large Cap Core Fund (formerly Kent Growth and Income Fund), Fifth Third Equity Index Fund (formerly Kent Index Equity Fund), Fifth Third Small Cap Growth Fund (formerly Kent Small Company Growth Fund), Fifth Third International GDP Fund (formerly Kent International Growth Fund), Fifth Third Bond Fund (formerly Kent Income Fund), Fifth Third Intermediate Bond Fund (formerly Kent Intermediate Bond Fund), Fifth
Third Short Term Bond Fund (formerly Kent Short Term
Bond Fund), Fifth Third Municipal Bond Fund (formerly
Kent Tax-Free Income), Fifth Third Intermediate Municipal Bond Fund (formerly Kent Intermediate Tax-Free Fund),
Fifth Third Michigan Municipal Bond Fund (formerly Kent Michigan Municipal Bond Fund), Fifth Third Institutional Government Money Market Fund (formerly Kent Government
Money Market Fund), Fifth Third Michigan Municipal Money Market Fund (formerly Kent Michigan Municipal Money Market
Fund) (the "Kent Funds").

On August 6, 2001, KPMG resigned as independent accountants for the Kent Funds. The resignation was based on KPMG's determination that as of April 4, 2001, it was no longer "independent" of the Kent Funds pursuant to their professional independence standards. KPMG's reports on the Kent Funds' financial statements for the fiscal year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On August 24, 2001, the Kent Funds' Board of Trustees engaged Arthur Andersen LLP ("AA") as the independent accountant to audit the Kent Funds financial statements for the period ended July 31, 2001.

At no time preceding the resignation of KPMG were there any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. At no time preceding the resignation of KPMG did any of the events enumerated in paragraphs (1)(v)(A) through (D) of Item 304(a) of Regulation S-K occur.

The Funds engaged PwC as its new independent accountant on May 1, 2002. At no time preceding the engagement of PwC did the Funds consult PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements, or (ii) any matter that was either the subject of a disagreement of a reportable event, as such terms are defined in Item 304 of Regulation S-K.

The Funds have provided Andersen, McCurdy and KPMG with a copy of these disclosures and has requested Andersen, McCurdy and KPMG to furnish the Funds with a letter addressed to the Commission stating whether they agree with the statements made by the Funds herein and, if not, stating the aspects in which they do not agree. The
Funds have not yet received such letters from Andersen, McCurdy or KPMG.